                                                                   Exhibit 10.12


                         TVGATEWAY MANAGEMENT AGREEMENT


      THIS TVGATEWAY MANAGEMENT AGREEMENT (this "Agreement") is made effective as of July 24, 2000, by and between TVGATEWAY, LLC, a Delaware limited liability company (the "Company"), and WORLDGATE SERVICE, INC., a Delaware corporation ("Manager").

      WHEREAS, Manager has licensed to the Company certain technology (the "Licensed Technology") pursuant to that certain Service and License Agreement between Manager and the Company dated the date hereof (the "License Agreement");

      WHEREAS, the Company plans to develop, for use by operators of multi-channel video programming distribution systems ("MSOs"), server based electronic television program guides, with the ability to link MSOs' customers to the Internet, video on demand services and other products and such other lines of business as the Company may engage in (the "Company Business") based upon the Licensed Technology; and

      WHEREAS, the Company and Manager desire that Manager provide certain management services to the Company in accordance with the terms and provisions of this Agreement;

      THEREFORE, it is agreed as follows:

1. APPOINTMENT. The Company hereby appoints Manager to supervise, manage and conduct the day-to-day operations of the Company Business (the "Services") on the terms and conditions set forth herein. Manager agrees to use its reasonable best efforts to perform the Services in a businesslike manner in accordance, in all material respects, with all policies and procedures concerning the Company Business as may be established by the Company from time to time and in accordance with customary professional standards.

2. TERM. The initial term of this Agreement shall be effective as of the date hereof (the "Effective Date") and shall expire on [information redacted] ##, unless extended, terminated or amended as hereinafter provided (the "Initial Term"). This Agreement shall automatically be renewed for up to two (2) successive additional terms of one (1) year upon the same terms and conditions set forth herein, unless the Company provides written notice to Manager at least 90 days prior to the expiration of the then-current term of its election not to renew this Agreement.

3.    DUTIES OF MANAGER.

      3.1 During the term of this Agreement, Manager agrees, and is expressly authorized on behalf of the Company, subject to the terms and conditions of this Agreement and subject to further direction from the Board of Directors of the Company, to take all steps reasonably necessary to perform the Budget (as defined in Section 5), including, but not limited to, the following:


--------
## The information contained in this portion of the Management Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

          (a) to provide engineering and technical services to develop the TVGateway Product and the Services Technology and to perform the porting services, each as defined or as provided in the License Agreement;

          (b) to provide access to and use of its network operating center for monitoring and otherwise administering the deployment and use of the TVGateway Product, the Services Technology and for the Company Business;

          (c) to provide marketing, sales, customer service and administrative services and support for the Company Business;

          (d) to provide access to and use of its office space for the conduct of the Company Business;

          (e) to supervise the collection of income and other amounts due to the Company;

          (f) to pay, in conformity with the Budget or otherwise in accordance with Section 5, all expenditures incurred by Manager or the Company in the ordinary course of operating the Company Business (including, without limitation, payments with respect to revenue sharing, as set forth in Sections I.B.6 and I(F) of the License Agreement); and to make all capital expenditures in conformity with the Budget or otherwise in accordance with Section 5;

          (g) to implement and maintain such accounting and administrative records, procedures and reports as is reasonable and customary and to keep, in the name and for the account of the Company, full and adequate books of account and other records (the "Records") reflecting the results of the operation of the Company Business in accordance with generally accepted accounting principles and procedures consistently applied;

          (h) to prepare, as necessary, any reports and other documents required to be filed with governmental and regulatory agencies (other than with respect to income or property tax matters), and act as liaison with federal, state and local governmental and regulatory officials with respect thereto, and to provide the Company on a timely basis all information necessary to prepare its federal, state and local income tax and property tax returns;

          (i) to manage and operate the Company Business in compliance with applicable law, in all material respects, including, but not limited to, the Communications Act of 1934, as amended, and all rules and regulations promulgated by the Federal Communications Commission thereunder; and

          (j) to employ, at its own discretion and as its employees or its independent contractors (subject to budgeted expenses in accordance with Section
5), such persons ("Agents") as Manager should determine may be required in order for Manager to efficiently perform its obligations under this Agreement; provided, however, that the Company's Board of Directors may determine that any prospective new Agent should be retained as an employee or independent contractor of the Company in which case Manager shall use reasonable efforts to retain such Agent as a Company employee or independent contractor.

4.    LIMITATIONS ON THE POWER OF MANAGER.

      4.1 The Company will continue to own (subject to the intellectual property licensed to the Company under the License Agreement) the Company Business and to exercise ultimate control of the operation thereof.

      4.2 Manager shall not, without prior written authorization of the Company, take any action that is not in the ordinary course of business (except as contemplated in the Budget) for the Company Business. Without limiting the foregoing, Manager agrees that it will not, without prior written authorization from the Company:

          (a) cause the Company to institute, defend or settle litigation involving the Company or apply for injunctive relief or give releases and discharges with respect to any of the foregoing;

          (b) cause the Company to enter into any contract with Manager or any affiliate of Manager;

          (c) incur indebtedness for borrowed money on behalf of or for which the Company is liable;

          (d) sell or pledge any of the assets of the Company, other than the sale of inventory in the ordinary course of business or the sale of worn out or obsolete materials;

          (e) enter into (1) any affiliation agreement providing for operations by the Company outside of the United States, (2) any affiliation agreement on behalf of the Company with any of the companies (or their respective affiliates or successors) listed on EXHIBIT A attached hereto, or (3) any other affiliation agreement which is not substantially in a form which has already been approved by the Company or at rates less favorable to the Company than rates which have already been approved by the Company; or

          (f) subject to Section 5.2, incur any expenditure on the Company's behalf not authorized in the Budget.

5.    BUDGET; REPORTS; RECORDS.

      5.1 Manager agrees to operate the Company Business in the ordinary course of business consistent with the monthly operating budget (the "Budget") setting forth the proposed expenditures for the development and operation of the Company Business. The Budget through December 31, 2000 is set forth as EXHIBIT B attached hereto. The Board of Directors, in its discretion and in consultation with Manager, may determine to accelerate or decelerate the implementation of its business plan or otherwise make additions or modifications to the Company's business plan (collectively, "Business Plan Modifications"). Upon reasonable notice to Manager that the Board of Directors has adopted a Business Plan Modification, Manager shall revise the Budget (if applicable) commensurate with any changes thereto, which changes shall be made in a manner consistent with the methodology and assumptions used in the existing Budget. The revised Budget shall then be presented to the Board of Directors for approval. If so approved, Manager agrees to use its reasonable best efforts to implement the revised Budget.

Manager shall not be obligated or authorized to take any action or incur any expenses not contemplated in the Budget.

      5.2 To the extent that Manager reasonably believes that aggregate actual expenditures for the fiscal year will exceed the aggregate budgeted amount or the legal expenses will exceed the budgeted amount by 15% or more or capital expenditures will exceed the budgeted amount by 5% or more, Manager shall submit a written notice to the Company. Such written notice will state the reasons why such excess expenditures are believed to be necessary, the amount by which the expenditures are expected to exceed the budgeted amounts and the time frame within which the excess expenditures are reasonably expected to become necessary. The Company may reject or accept Manager's recommendations in whole or in part by written notice to Manager. If the Company does not respond to Manager's request within 20 days, the recommendations shall be deemed rejected. To the extent that the Company accepts Manager's recommended changes, the Budget then in effect will be deemed to be amended to reflect such changes. To the extent that the Company rejects Manager's recommended changes, Manager shall not be obligated or authorized to make such additional expenditures.

      5.3 By October 15, 2000, and by October 15th of each calendar year thereafter during the term of this Agreement, Manager shall prepare and present to the Board of Directors of the Company for its approval a Budget for the next calendar year. The Budget shall describe how the Budget for the next calendar year relates to the Company's rolling three-year business plan. In the event that the Board of Directors of the Company cannot agree on an approved Budget for the coming year, Manager shall operate the Company Business with respect to the coming year under the last approved annual Budget, as adjusted to reflect any commitments made with the approval of the Board of Directors of the Company with respect to the coming calendar year.

      5.4 During the term of this Agreement, Manager shall prepare and deliver to the Company, on a monthly basis, management and financial reports describing the status of the operation of the Company Business, including compliance with the Budget, and such other reports as may be reasonably requested by the Company.

      5.5 Manager shall (a) make the Records available to the Company, its agents, accountants and attorneys, during normal business hours, (b) promptly respond to any questions of the Company with respect thereto and (c) assist and cooperate with the Company's auditors in the conduct of any audit of the Company.

      5.6 The Company may cause an audit to be made of the Records. At the Company's option, any such audit may be conducted by a certified public accountant of the Company's choice. Any such audit shall be conducted during regular business hours at Manager's offices, upon the provision of notice of not less than five business days to Manager, and in such manner so as not to interfere with Manager's normal business activities. The Company shall bear the cost of any such audit.

6. COMPANY ACCOUNT. Persons designated by Manager (and approved by the Company's Board of Directors) shall be authorized to draw checks or drafts upon and make withdrawals from a bank account in the name of the Company for Company expenditures up to such amount and according to procedures as may be determined by the Board of Directors of the Company.

7. INSURANCE. Manager shall maintain and manage on behalf of the Company, during the term of this Agreement, general commercial liability insurance, workers' compensation coverage (to the extent the Company has employees), professional liability, errors and omissions and such other insurance coverages, including insurance coverage for the protection of the Company's assets, as are reasonably prudent and customary in light of the scope of its responsibilities hereunder. This insurance shall be maintained at the cost and expense of the Company and in accordance with the Budget.

8. COMPENSATION OF MANAGER. In consideration for the performance of the Services and the other agreements and covenants contained herein, the Company shall pay Manager the fees set forth on EXHIBIT C attached hereto and incorporated herein by this reference (the "Management Fee"). The Management Fee shall be paid as set forth on EXHIBIT C.

9. WORK MADE FOR HIRE. The "work made for hire" provisions in Section I.D of the License Agreement shall be deemed to apply to the Services provided hereunder.

10.   INDEMNIFICATION.

      10.1 BY THE COMPANY. The Company shall indemnify, defend and hold harmless Manager and its owners, officers, directors, agents and employees from and against any claims, losses, liabilities and demands of every kind and nature whatsoever, including, without limitation, the costs of defending any such claims, liabilities and demands, including, without limitation, attorneys' and accountants' fees therefor, arising in connection with (a) a breach of this Agreement by the Company or (b) Manager's authorized activities set forth herein; provided, however, that the Company shall not be required to indemnify or hold harmless Manager from any claims, losses, liabilities or demands which arise from actions (or failures to act) which are performed in bad faith or which arise out of willful misconduct, negligence or fraud by Manager, or any of its owners, agents or employees.

      10.2 BY MANAGER. Manager shall indemnify, defend and hold harmless the Company and its owners, officers, directors, agents and employees from and against any claims, losses, liabilities and demands of every kind and nature whatsoever, including, without limitation, the costs of defending any such claims, liabilities and demands, including, without limitation, attorneys' and accountants' fees therefor, arising in connection with (a) a breach of this Agreement by Manager or (b) Manager's actions (or failure to act) which are performed in bad faith or which arise out of gross negligence, willful misconduct or fraud by Manager, or any of its owners, agents or employees.

      10.3 LIMITATION OF LIABILITY. THE COMPANY WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST MANAGER FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER SPECIAL OR CONSEQUENTIAL DAMAGES, UNLESS ANY SUCH CLAIM IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MANAGER. MANAGER WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST THE COMPANY FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER SPECIAL OR CONSEQUENTIAL DAMAGES, UNLESS ANY SUCH CLAIM IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COMPANY.

11.   TERMINATION.

      11.1 This Agreement may be terminated by the Company upon the occurrence of any of the following events:

           (a) Manager breaches any of the terms of this Agreement (subject to the right of Manager to cure within 30 days after written notice of such breach is received by Manager from the Company);

           (b) Manager commits any act constituting bad faith, fraud, gross negligence or willful misconduct or makes a material misrepresentation to the Company;

           (c) the bankruptcy or dissolution of Manager;

           (d) the expiration of the Transition Period (as defined in Section
12);

           (e) upon 30 days' written notice, in the event that the Board of Directors of the Company has resolved to dissolve the Company; or

           (f) upon 60 days' written notice, in the event that the Board of Directors determines to sell the Company or substantially all of its assets.

      11.2 This Agreement may be terminated by Manager upon the occurrence of any of the following events:

           (a) the Company breaches any of the terms of this Agreement (subject to the right of the Company to cure within 30 days (10 days for payment defaults) after written notice of such breach is received by the Company from Manager);

           (b) the Company commits any act constituting bad faith, fraud, gross negligence or willful misconduct or makes a material misrepresentation to Manager;

           (c) the expiration of the Transition Period (as defined in Section
12);

           (d) upon 30 days written notice, in the event that the Board of Directors of the Company has resolved to dissolve the Company; or

           (e) the bankruptcy or dissolution of the Company.

      11.3 Subject to any special instructions by the Company, upon termination of this Agreement, Manager shall immediately relinquish to the Company, or its designee, possession and control of all property of the Company, including, but not limited to, (a) the physical plant and equipment and (b) all documents, records and data pertaining to the Company Business. With respect to any property jointly owned by the Company and Manager, the parties shall make reasonable arrangements such that both parties receive the benefits of such jointly-owned property.

12. TRANSITION. Upon the receipt of notice after [information redacted] ## from the Company's Board of Directors from time to time or at any time, Manager agrees that it will take all reasonably necessary steps to provide for a transition (a "Transition") of some or all of the Services provided hereunder from Manager and its Agents to the Company and its Agents within 120 days from the receipt of such notice (the "Transition Period"); provided, however, that the Transition Period may be extended (subject to Section 2) as reasonably determined by the Company in consultation with the Manager. The Company agrees to cooperate with Manager in implementing each Transition. As part of the Transition, Manager and the Company shall determine which employees of Manager shall be transferred to the Company, and Manager shall recruit (in accordance with the Budget) any additional employees required by the Company. As part of each Transition, Manager shall establish, in consultation with the Company, payroll and accounting systems, employee benefit plans and other required administrative and technical systems. Except for those services for which the Company determines shall continue after a Transition Period (the "Retained Services") (which shall include, but may not be limited to, the Services set forth in Section 3.1(b)), this Agreement shall expire and be of no further force and effect at the end of the Transition Period. After the Transition Period, Manager shall receive a reasonable Management Fee to be agreed to by the parties in good faith, commensurate with the level of Retained Services and consistent with the methodology of determining the Management Fee for the Services under this Agreement. In addition to the foregoing, the Company shall have the right to have Manager continue to provide the Services set forth in Section 3.1(b) for a period of five (5) years from the Effective Date at a reasonable Management Fee to be agreed to by the parties in good faith, commensurate with the level of 3.1(b) Services being provided and consistent with the methodology of determining the Management Fee for the Services provided under this Agreement.

13.   CONFIDENTIALITY.

      13.1 The recipient of any information of the other party hereunder that is marked or otherwise indicated in advance of the receipt thereof as being confidential, including for purposes hereof the terms of this Agreement (the "confidential information"), agrees to safeguard the confidentiality of such confidential information by applying policies and procedures adequate for that purpose, including, without limitation, restricting the disclosure of this confidential information to employees and consultants needing to know the same for the purpose of this Agreement, who have agreed in writing to safeguard such confidential information in a manner consistent with the provisions of this
Section 13. The recipient shall not disclose any such confidential information to any other person, firm or corporation, or use the same except for the purpose stated hereinabove, and shall exercise at least the same degree of care to guard against disclosure or unauthorized use of such confidential information, as the recipient employs with respect to its own confidential information, but in no event less than reasonable care.

      13.2 The recipient shall have no obligation of confidentiality hereunder with respect to any information which:

----------------------
## The information contained in this portion of the Management Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

           (a) is already properly known to the recipient other than as a result of a prior confidential disclosure by the disclosing party;

           (b) is or becomes publicly known otherwise than by the recipient's (or someone receiving the information from the recipient) fault or breach of this Agreement;

           (c) is rightfully received by the recipient without restriction from a third party who is not under an obligation of confidentiality, directly or indirectly, to the disclosing party;

           (d) is independently developed by the recipient without benefit of the confidential information received hereunder;

           (e) is approved for release in writing by the disclosing party; or

           (f) is required to be disclosed by the recipient pursuant to law or judicial or regulatory action; provided that the disclosing party is promptly notified at the time such action is initiated and the recipient fully cooperates with the disclosing party in seeking continued confidential treatment of such information to the extent possible.

      13.3 Except as may be reasonably required by applicable law, regulation or court order, the parties agree that neither of them shall publicly divulge or announce, or in any manner disclose to any third party, other than its attorneys and accountants and other than in connection with a proposed business combination or other proposed sale of a party or all or substantially all the assets of a party, the existence of this Agreement or any of the specific terms and conditions of this Agreement, including, without limitation, the fees payable hereunder, and the parties further warrant and agree that none of their officers, directors or employees will do so without the prior written consent of the other party.

14.   MISCELLANEOUS.

      14.1 All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereunder when delivered in person, via messenger service or by telecopy to such party, or three (3) business days after being deposited in the U.S. Mail, registered or certified, with postage prepaid, addressed as follows (or such other address as the parties may designate in writing):

      If to Manager:          WorldGate Service, Inc.
                              3190 Tremont Avenue, Suite 100
                              Trevose, PA 19053
                              Attn:  General Counsel
                              Facsimile:  215-354-1049
      with a copy to (which shall not constitute notice):

                              Drinker Biddle & Reath LLP
                              1000 Westlakes Drive, Suite 300
                              Berwyn, PA 19312-2409
                              Attn:  Walter J. Mostek, Jr., Esq.
                              Facsimile:  610-993-8585

      If to the Company:      TVGateway, LLC
                              3190 Tremont Avenue, Suite 100
                              Trevose, PA 19053
                              Attn:  General Manager
                              Facsimile:  215-354-1049

      with a copy to counsel as designated by the Company from time to time (which shall not constitute notice).

      14.2 Any consent or approval of the Company required pursuant to the terms of this Agreement shall be in writing.

      14.3 No party hereto shall have the right to assign this Agreement without the written consent of the other party, except that either party shall have a right to assign this Agreement to any Affiliate of or successor entity to such party or, in the case of the Company, to the Company Business.

      14.4 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      14.5 This Agreement may not be modified, altered or amended in any manner except by an agreement in writing, duly executed by all parties hereto.

      14.6 The relationship of Manager and the Company established by this Agreement is one of independent contractors. Manager and the Company shall not by virtue of this Agreement, be deemed partners, joint venturers or co-employers, nor shall Manager be deemed to be the agent or employee of the Company. Manager shall not, by entering into and performing this Agreement, incur any liability for any of the existing obligations, liabilities or debts of the Company, and Manager shall not, by acting hereunder, assume or become liable for any of the future obligations, liabilities or debts of the Company. It is understood and agreed that all Agents employed by Manager pursuant to Section 3.1(j) shall be Agents of and under the sole supervision, direction and control of Manager. Manager further agrees (a) to comply, as an employer, with all of the applicable requirements of federal, state and local laws, rules and regulations, including, without limitation, all applicable social security, unemployment compensation and workers' compensation laws, and (b) to collect, report and pay all taxes required to be paid pursuant to such laws by reason of the employment of such Agents.

      14.7 All matters affecting the interpretation of this Agreement and the rights of the parties hereto shall be governed by the laws of the State of Delaware, without regard to its conflict of law principles.

      14.8 Each of the respective rights and obligations of the parties hereunder shall be deemed independent and may be enforced independently irrespective of any of the other rights and obligations set forth herein. No waivers, express or implied, by either party of any breach of any of the covenants, agreements or duties hereunder of the other party shall be deemed to be a waiver of any other breach thereof or the waiver of any other covenant, agreement or duty.

      14.9 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and the parties hereto hereby acknowledge that there have not been, and are no, representations, warranties, covenants or understandings other than those expressly set forth herein and therein which relate to the subject matter hereof.

                      [Signatures Appear on Following Page]

      IN WITNESS WHEREOF, the parties hereto have executed this TVGateway Management Agreement as of the date first written above.

                                    TVGATEWAY, LLC


                                    By:  /s/ Randall J. Gort
                                        -------------------------------
                                    Name:    Randall J. Gort
                                          -----------------------------
                                    Title:   Agent
                                          -----------------------------



                                    WORLDGATE SERVICE, INC.


                                    By:  /s/ Peter Mondics
                                        -------------------------------
                                    Name:    Peter Mondics
                                          -----------------------------
                                    Title:   Vice President
                                          -----------------------------

                                    EXHIBIT A
                                    ---------





                           [Information redacted] # #














--------------------
## The information contained in this portion of the Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    EXHIBIT B
                                    ---------

                                 Initial Budget


                           [Information redacted] # #













---------------------
## The information contained in this portion of the Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    EXHIBIT C
                                    ---------

                         TVGATEWAY MANAGEMENT AGREEMENT

1. MANAGEMENT FEE. In accordance with the initial Budget, the Company shall pay Manager a monthly management fee (the "Management Fee") equal to the amount of the management fee provided for in the initial Budget divided by the number of months contemplated by such budget. On a quarterly basis, the Manager will receive (to the extent applicable) an adjustment of the year-to-date Management Fees paid pursuant to the initial Budget computation. The adjustment will be paid in an amount calculated as [information redacted] ## of the increase in the variable costs of [information redacted] ## plus [information redacted] ## of any budget increases to the initial Budget amounts for other "Applicable Component" expense categories. As part of the annual Budget process set forth in
Section 5.3 of this Agreement, the parties shall in good faith negotiate any increase or decrease in the Management Fee for the next year to reflect any increase or decrease in the level of Services to be provided by Manager. In the event that the parties cannot reach agreement in any year, the Management Fee for such year shall be equal to [information redacted] ## of the aggregate amount of the "Applicable Components" in the Budget. "Applicable Components" shall mean the components or categories of the Budget listed on Annex 1 to this Exhibit C.

2. The Management Fee shall be paid on the 15th day of each month. Manager may pay itself the Management Fee from the Company's bank account; provided, however, that such payment shall not preclude further review by the Board of Directors of the Management Fees paid hereunder.






-------------------------
## The information contained in this portion of the Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                              ANNEX 1 TO EXHIBIT C
                              --------------------

                              APPLICABLE COMPONENTS



                           [Information redacted] # #








-------------------------
## The information contained in this portion of the Annex to the Exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.